UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2023, GEE Group Inc. (the “Company”) (NYSE American: JOB), Carl Camden informed the board of directors (the “Board”) of the Company that he was resigning from his position as director of the Company effective immediately due to health reasons. Mr. Camden’s resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

On August 11, 2023, the Board appointed Ms. Jyrl James to serve as a member of the Board, effective immediately, to fill the vacancy caused as a result of Mr. Camden’s resignation. In addition, on August 11, 2023, the Board appointed Ms. James to serve as a member of the Compensation Committee of the Board, the Nominating Committee of the Board and the Corporate Governance Committee of the Board.

Ms. Jyrl James, age 70, has significant business and legal experience. She has been the general counsel and consultant to minority owned small businesses, such as Rae’s Playze Adult Daycare Center, Rightvarsity Technologies LLC, and Learning Right Technology LLC, since September 2012, where she has been overseeing and advising the businesses on matters of corporate governance, contracts, real estate, employment matters, internal policy development, participating in the ongoing strategic planning process as an integral member of the senior management team, advising on interactive computer technology and workforce development. Also, she has advised an education services company regarding intellectual property, employment and labor relations, contract issues and intellectual property. In addition, she has been a member of the board of directors of Rae’s Playze Adult Daycare Center. Mrs. James has been the President of Joslyse, LLC, a real estate investment company since June 2010, responsible for purchase, ownership, rental and sale of residential and commercial real estate and overseeing finance, operations, maintenance, administration, and improvement of commercial and residential properties. From September 2009 to December 2013, Ms. James served as general counsel and corporate secretary to an investment group at Queen City Venture Partners, LLC.

During her 30-year legal career Ms. James served as strategic leader in legal and business roles.  She has been a key participant in company acquisitions and development of infrastructures for both legal and human resources functions. Ms. James has been instrumental in successfully guiding companies through business expansions and business crisis, including a chemical explosion with multiple fatalities, an SEC investigation and labor strife. During the course of her career, she led and developed professional staff and executives in North American countries and England. Her governance experience includes presenting to boards on various legal and structural matters and ensuring that the preparation of committee and board documents were thorough and complete.

Ms. James was the first in-house attorney for Adecco Group North America (“Adecco”), the largest subsidiary of the Zurich based global human resources solutions and staffing services company, Adecco SA, from 1998 to 2005. As Senior Vice President and General Counsel for North America, Ms. James was a member of key management of  the then 4.5-billion-dollar billion enterprise of Adecco SA, then the world’s largest staffing services solutions and talent development provider. As part of the Adecco executive management team , Ms. James was a critical participant in setting the direction of the company, providing legal advice, and managing a wide range of legal activities through a team of 30 in-house attorneys in 3 countries and numerous outside counsels. She served as corporate secretary and held a government security clearance.

Ms. James served as vice president of human resources and general counsel at the Akron Beacon-Journal from 1994 to 1998. Previous to that, she was an attorney specializing in employment/labor/benefits law at the Atlantic Richfield Company and at private law firms. She also served as chairperson of the California Agricultural Labor Relations Board.

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Ms. James has completed the University of Santa Clara Black Corporate Board Readiness program, a program that accelerates diversity in corporate governance by accompanying highly experienced, qualified Black leaders through a structured executive education program. She  holds a degree in business and labor relations from the Illinois Institute of Technology and a law degree from DePaul University Law School.

Ms. James has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Ms. James had, or will have, a direct or indirect material interest.  There is no arrangement or understanding between any director or executive officer and any other person pursuant to which Ms. James was or is to be selected as a director.

In light of that certain Cooperation Agreement, dated August 9, 2023 by and between the Company and Red Oak Partners, LLC (the “Cooperation Agreement”)  and that certain Letter Agreement dated August 3, 2023 by and between the Company and J. Randall Waterfield (the “Letter Agreement”), on August 11, 2023 the Company amended its Amended and Restated By-Laws, as amended (the “By-Laws”) to increase the size of the Board by two seats (as described below under Item 5.03), and (a) appointed Mr. David Sandberg to serve as a Class I director, to fill one (1) of the newly created vacancies resulting from the increase in the size of the Board, and (b) appointed Mr. J. Randall Waterfield, to serve as a Class II director to fill the other newly created vacancy resulting from the increase in the size of the Board.. In addition, on August 11, 2023, the Board appointed Messrs. Sandberg and Waterfield to the Mergers and Acquisitions Committee of the Board, Mr. Sandberg to the Corporate Governance Committee of the Board and Mr. Waterfield to the Audit Committee of the Board.

Mr. David Sandberg, age 50, serves as the Managing Member, Founder, and Portfolio Manager of Red Oak Partners, LLC (“Red Oak Partners”), an investment advisory firm with a focus on value investing, since 2003. Prior to founding Red Oak Partners, he co-managed J.H. Whitney & Co’s Green River fund, a private equity firm, from 1998 to 2002. Mr. Sandberg currently serves as Chairman of the Board of CBA Florida, Inc. (formerly OTC: CBAI), a healthcare service company, since April 2015. Mr. Sandberg also currently serves on the board of directors of W.O. Partners, LLC, a privately-held parent company that owns and operates construction and poultry staffing companies, since February 2020 and WTI Holdings, LLC, a privately-held holding company involving technology businesses, since 2017. He previously served on the board of directors of Asure Software, Inc. (NASDAQ: ASUR), a software services company, including as Chairman of the Board, from June 2009 to August 2020, SMTC Corporation (formerly NASDAQ: SMTX), a global manufacturing company, from April 2009 to April 2021, Planar Systems Inc. (formerly NASDAQ: PLNR), an electronics manufacturing company from March 2012 to February 2015 and RF Industries, Ltd. (NASDAQ: RFIL), an interconnect and cable products manufacturing company, from September 2011 to March 2013. Mr. Sandberg has experience serving as a member of and as Chairman of each of the audit, compensation, nominating and governance, and strategic committees for public companies. Mr. Sandberg graduated from Carnegie Mellon University with a B.S. in Industrial Management and a B.A. in Economics.

Mr. Sandberg has no family relationship with any of the executive officers or directors of the Company.  Except for the Cooperation Agreement, there have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Sandberg had, or will have, a direct or indirect material interest. Except for the Cooperation Agreement, there is no arrangement or understanding between any director or executive officer and any other person pursuant to which Mr. Sandberg was or is to be selected as a director.

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Mr. J. Randall Waterfield, age 50, is the Chairman of The Board & Chief Executive Officer of Waterfield Holdings. Waterfield traces its roots back to 1928, when Richard H. Waterfield founded Waterfield Mortgage Company and Waterfield Insurance Agency in Fort Wayne, Indiana. After selling the largest private mortgage company in the US and largest Indiana based bank in 2006 and 2007 respectively, Waterfield has diversified into technology, real estate, asset management and merchant banking. Waterfield today has over $2 billion in managed assets.

Mr. Waterfield was the 2017-2018 Chairman of Young Presidents’ Organization (YPO) International (www.ypo.org) an organization of over 34,000 CEOs from over 140 countries with combined revenue of over US$ 9 trillion. He is currently a director of 26 Capital Acquisition Corp. (NASDAQ: ADER), US Strategic Metals, Linden Lab, WO Partners and WTI Holdings, and has served on various boards previously including SMTC Corporation (NASDAQ: SMTX), Red Oak Partners, RF Industries (NASDAQ: RFIL), and Asure Software (NASDAQ: ASUR). Prior to joining Waterfield, Mr. Waterfield was employed by Goldman Sachs Asset Management, where he was responsible for the small cap growth portfolios. Through the Waterfield Foundation and J. Randall Waterfield Foundation, Mr. Waterfield supports a variety of environmental and Midwestern based causes. Mr. Waterfield graduated from Harvard University in 1996; he holds the Chartered Financial Analyst designation (CFA) and is a member of MENSA.

Mr. Waterfield has no family relationship with any of the executive officers or directors of the Company. Except for the Letter Agreement, and the Cooperation Agreement, there have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Waterfield had, or will have, a direct or indirect material interest.  Except for the Letter Agreement and the Cooperation Agreement, there is no arrangement or understanding between any director or executive officer and any other person pursuant to which Mr. Waterfield was or is to be selected as a director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In light of the Company’s entry in to the Cooperation Agreement, on August 11, 2023, the Board of the Company approved an amendment to Article III, Section 2 of the  By-Laws (“the “By-Law Amendment”) of the Company to increase the number of directors from seven directors to nine directors. The By-Law Amendment became effective immediately on its adoption.

The text of the By-Law Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01 Other Events.

On August 14, 2023, the Company issued a press release in connection with the foregoing a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
3.1	Amendment to By-Laws.
99.1	Press Release dated August 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: August 14, 2023	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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